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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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
[ ]  Preliminary Proxy Statement                [ ]  Confidential, For Use of the Commission
[ ]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
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                               WORLD ACCESS, INC.
                              TELCO SYSTEMS, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common Stock, par value $.01 per share, of Telco Systems, Inc. ("Telco Systems Common Stock").

     (2)  Aggregate number of securities to which transaction applies:

          11,096,200 shares of Telco Systems Common Stock

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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Explanatory Note:  The following Special Notice was posted to the world wide web sites of each of World Access, Inc. (http://www.waxs.com) and Telco Systems, Inc. (http://www.telco.com) on November 24, 1998.




                            SPECIAL NOTICE REGARDING
                   WORLD ACCESS, INC. AND TELCO SYSTEMS, INC.
                          PENDING BUSINESS COMBINATION

                               NOVEMBER 24, 1998


      Reference is made to that certain (i) Agreement and Plan of Merger and Reorganization, dated as of June 4, 1998, as amended by the First Amendment thereto dated as of October 27, 1998 (as so amended, the "Merger Agreement"), among World Access, Inc. (formerly known as WAXS INC., "World Access"), Telco Systems, Inc. ("Telco Systems"), WA Telcom Products Co., Inc. (formerly known as World Access, Inc.) and Tail Acquisition Corporation (the "Merger Sub"), and
(ii) the Joint Proxy Statement/Prospectus of World Access and Telco Systems dated November 10, 1998 relating to, among other things, the proposed merger of Telco Systems with and into the Merger Sub contemplated by the Merger Agreement (the "Merger").

      Capitalized terms used in this Special Notice and not otherwise defined shall have the meanings ascribed to them in the Joint Proxy
Statement/Prospectus.

      This Special Notice is being posted to disclose the following information:

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
      World Access Market Price ...................................  $22.7501

      Approximate Number of Shares of
        World Access Common Stock into which
        each share of Telco Systems Common Stock
        will be converted in the Merger ...........................     .5862

      Approximate Amount of Cash
        into which each share of Telco Systems
        Common Stock will be converted in the Merger ..............  $      0
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